Exhibit 8(bb)


                FINANCE SHARED SERVICES CENTER SERVICES AGREEMENT
                -------------------------------------------------


     This Finance Shared Services Center Services Agreement ("Agreement") is made this 1ST day of SEPTEMBER, 2000, by and among ING North America Insurance Corporation, a Delaware corporation ("Service Provider") and Ameribest Life Insurance Company, a Georgia corporation; Equitable Life Insurance Company of Iowa, an Iowa corporation; USG Annuity & Life Company, an Oklahoma corporation; Golden American Life Insurance Company, a Delaware corporation; First Columbine Life Insurance Company, a Colorado corporation; Life Insurance Company of Georgia, a Georgia corporation; Southland Life Insurance Company, a Texas corporation; Security Life of Denver Insurance Company, a Colorado corporation; Midwestern United Life Insurance Company, an Indiana corporation; and United Life & Annuity Insurance Company, a Texas corporation (referred to herein individually as the "Company" or collectively as the "Companies").

                                    RECITALS
                                    --------

       WHEREAS, the Service Provider possesses certain unique resources, including experienced personnel and specialized computer hardware and software, to enable the Service Provider to establish a Finance Shared Services Center to provide certain accounting, finance and treasury services to support the financial operations of the Companies; and

       WHEREAS, the Companies desire to engage the Service Provider to provide certain accounting, finance and treasury services , and thereby achieve certain operating economies and improved service to the benefit of the all of the parties.

       NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

       1.     SERVICES.
               -------

       (a) Subject to the terms, conditions, and limitations of this Agreement, the Service Provider will perform accounting, finance and treasury services for each Company. The services that the Service Provider shall provide to each Company include, but are not limited to, the following:

              (i) Accounts Payable: Making vendor payments, monitoring recurring payments, processing stop payments, preparation and filing sales and use tax reports and returns, responding to questions from vendors, rocessing travel and expense reports, maintaining check stock and providing copies of check images to the Companies.

              (ii)  Fixed Assets:   Accounting  for  real  estate  transactions,
maintaining the fixed asset records and processing payments for property taxes.

              (iii) General Ledger:    Processing  journal  entries,  processing
expense allocations, establishing and maintaining accounts and cost centers, processing intercompany transactions and processing the monthly closing.

              (iv) Financial Reporting:Generating applicable monthly, quarterly and annual financial statements on statutory, US GAAP, tax and ING (Dutch) GAAP bases; monitoring changes to statutory, US GAAP, tax and ING GAAP accounting standards; corresponding and coordinating reporting to regulatory agencies; coordinating the external audit with the external auditors; coordinating


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external examinations with state insurance departments; preparing and filing RBC calculations, preparing and filing escheat reports, preparing and filing benefit plan reports, and preparing other required regulatory filings.

              (v) Treasury/Cash  Management:  Maintaining banking relationships,
performing  cash  management   procedures  and  short-term  investment  of  cash
balances, and processing of wire transfers.

              (vi) Other: Preparing budget and planning reports for finance shared services, monitoring suspense account reports and other matters as requested by each Company.

        (b) The Service Provider shall employ all operating and management personnel necessary to provide the services required by this Agreement. The Service Provider shall also maintain such facilities and equipment as it deems reasonably necessary in order to provide the services required by the Agreement, including data processing equipment and communications equipment. Subject to the terms (including any limitations and restrictions) of any applicable software or hardware licensing agreement then in effect between the Service Provider and any licensor, the Service Provider shall, upon termination of this Agreement, grant to each Company a perpetual license, without payment of any fee, in any electronic data processing software developed or used by the Service Provider in connection with the services provided to that Company, if such software is not commercially available and is necessary, in the Company's reasonable judgment, for that Company to perform the functions provided by the Service Provider hereunder after termination of this Agreement.

       (c) The parties agree that all documents, reports, records, books, files and other materials relative to the services performed for a given Company under this Agreement shall be the sole property of that Company.

       (d)  The  Service  Provider  shall  perform  any  services  hereunder  in accordance with any reasonable standards, guidelines and service level agreements that the Service Provider and the Companies develop, and the Service Provider shall at all times act in a manner reasonably calculated to be in the best interests of the Companies.

       3.     CHARGES FOR SERVICES.
              --------------------

       (a) It is the intention of the parties that the charges for the services provided under this Agreement be determined in accordance with fair and reasonable standards and that no party realize a profit nor incur a loss as a result of the services rendered pursuant to this Agreement.

       (b) Each Company agrees to reimburse the Service Provider for all direct costs incurred on behalf of each Company and for all indirect costs which may be charged to each Company as follows:

              (i) "Direct Costs" include costs incurred by the Service Provider for services provided directly to the Companies, including but not limited to:
(a) All costs incident to any employee or employees who are employed in rendering services to the Companies, such as salary, payroll taxes, and benefits; (b) the cost of other reasonable and necessary business expenses incurred by employees who are employed in rendering services to the Companies such as training, travel and lodging. Direct Costs shall be charged in accordance with reasonable functional cost studies and information used by the Service Provider for internal cost distribution including, where appropriate, an analysis of time spent by each employee providing services to each Company and/or the percentage of administrative systems utilized. Data for this analysis will be collected through tracking of unit costs of services or through time studies conducted periodically. Annually, the bases for determining direct costs shall be modified and adjusted by mutual agreement of the Service Provider and each Company where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by the Service Provider on behalf of each Company.


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              (ii)  "Indirect  Costs"  include all other  costs  incurred by the
Service Provider in rendering services to each Company, including but not limited to the cost of rent or depreciation of office space, utilities, office equipment, and supplies utilized by employees who are employed in rendering services to each Company. Indirect costs shall be charged to each Company based on the proportion of total direct costs chargeable to each Company under subparagraph (i), herein. In other words, if the direct costs chargeable to a Company represents 20% of the Service Provider's total direct costs, then 20% of the Service Provider's indirect costs will be charged to the Company.

       (c) The charges for Direct Costs and Indirect Costs referred to above shall be made by the Service Provider on a monthly basis.

       (d) In the event the Service Provider or a Company should discover upon review of its accounting by its internal auditors, independent auditor, any state insurance department, or other regulatory agency, that an amount charged for services provided hereunder was erroneous, the party discovering the error will give prompt notice of such error to the affected party under this Agreement. Such notice shall contain a description of the accounting error, corrective action and supporting documentation. Any amounts owing as a result of the correction shall be paid within sixty (60) days after notice has been given.

       (e) Each Company shall have the right to inspect, upon reasonable notice to the Service Provider, all books and records of the Service Provider related to the provision of services so as to verify the accuracy of all expenses reimbursed under this Agreement.
       4.     TERM.
              ----

       This Agreement shall be effective on the first day of September, 2000, and shall end on the 31st day of December, 2001. This Agreement shall be automatically renewed on the first day of each calendar year thereafter for a twelve-month period under the same terms and conditions, subject to the provisions for termination set forth herein.

       5.     TERMINATION.
              -----------

       This Agreement may be terminated by the Service Provider or by any Company (a) at the end of any term, upon written notice not later than the first day of October of the expiring term, (b) at any time upon ninety (90) days written notice or (c) at any time upon the mutual consent of the Service Provider and a Company, as to the services provided to that Company.

       6.     STANDARD OF SERVICE.
              -------------------

       The Service Provider shall perform the services in a competent and professional manner according to the standards agreed upon by the Service Provider and the Companies. The Service Provider agrees that it will exercise due diligence to abide by and comply with all laws, statutes, rules, regulations, and orders of any governmental authority in the performance of its services under this Agreement. The Service Provider will conduct its business and perform its obligations in a manner which will not cause the possible revocation or suspension of any Company's Certificate(s) of Authority or cause any Company to sustain any fines, penalties, or other disciplinary action of any nature whatsoever.

       7.     LIMITATION OF AUTHORITY.
              -----------------------

       Each Company shall retain ultimate control and responsibility for all services that it has delegated to the Service Provider under this Agreement. The Service Provider shall provide services hereunder as an independent contractor,


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and shall act hereunder so as to assure the separate  operating identity of each
Company. While rendering services to each Company pursuant to this Agreement, the Service Provider, its officers and employees shall not at any time or for any purpose be considered agents of a Company unless otherwise expressly agreed to by those parties. Under no circumstances shall the services provided pursuant to this Agreement be deemed to be those of a third party administrator pursuant to any applicable state statutes.


       8.     INDEMNIFICATION.
              ---------------

              (a) Each Company hereby agrees to indemnify, defend and hold harmless the Service Provider, its officers, directors and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgements and awards, and costs and expenses (including reasonable attorneys' fees), arising directly or indirectly, in whole or in part out of any action taken by the Service Provider within the scope of its duties or authority hereunder, excluding only such of the foregoing as result from the negligence or willful acts or omissions of the Service Provider, its officers, directors, agents and employees. The provisions of this section shall survive termination of this Agreement.


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       (b) The Service  Provider  hereby  agrees to  indemnify,  defend and hold harmless each Company and its officers, directors and employees from and against any and all claims, demands, losses, liabilities, action, lawsuits and other proceedings, judgments and awards, fines and penalties, and costs and expenses (including reasonable attorneys' fees), arising directly or indirectly, in whole or in part, out of the negligence or any willful act or omission of the Service Provider or of any of its officers, directors, agents or employees, in connection with this Agreement or the performance of the Service Provider's services hereunder, or out of any action taken by the Service Provider beyond the scope of the Service Provider's duties or authority hereunder. The provisions of this section shall survive termination of this Agreement.

       9.     NOTICES.
              -------

       All notices, requests, and communications required or permitted under this Agreement shall be in writing and deemed given when addressed to the applicable address set forth in Exhibit A attached hereto and (i) delivered by hand to an officer of the other party, (ii) deposited with the U.S. Postal Service, as first-class certified or registered mail, postage prepaid, or (iii) deposited with an overnight courier. Any notice of a change of address shall be given in the same manner.

       10.    COOPERATION.
              -----------

       Each party hereto shall cooperate with each other, and with appropriate governmental authorities (including, without limitation, the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

       11.    ARBITRATION.
              -----------

       Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award may be entered in any Court having jurisdiction thereof.

       12.    WAIVER.
              ------

       No waiver of any provision of this Agreement shall be deemed, or shall constitute, waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. Failure of any party to exercise or delay in exercising any right or power granted under this Agreement shall not operate as a waiver of any such right or power.

       13.    MISCELLANEOUS.
              -------------

       This Agreement may not be assigned by the Service Provider without the prior written consent of the Companies and may not be assigned by any Company without the prior written consent of the Service Provider. This Agreement constitutes the entire agreement of the parties hereto. This Agreement may be amended only by a written instrument executed by all parties, except for the addition of an affiliate entity as a future participant as set forth in Section 14 below. If any portion of this Agreement is invalid under any applicable statute or rule of law, it shall not affect the remainder of this Agreement which shall remain valid and binding. This Agreement shall be binding on the parties, their legal representatives and successors. This Agreement shall be


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construed in  accordance  with and governed by the laws of the State of Georgia, the state in which the services are provided, without regard to principles of conflict of laws.

      14.      FUTURE PARTICIPANTS.
               -------------------

       The parties to this Agreement acknowledge that other entities which are affiliates of the parties to this Agreement may in the future desire to utilize the services provided by the Service Provider under this Agreement. Upon such an entity executing an amendment to this Agreement in which the entity agrees to be bound by all of the terms and provisions of this Agreement, such entity will be deemed to be a party to this Agreement for all purposes.

       15.    COUNTERPARTS.
              ------------

        This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                           ING NORTH AMERICA INSURANCE
                                           CORPORATION

                                           By:___________________________
                                           Name:_________________________
                                           Title:__________________________


                                           AMERIBEST LIFE INSURANCE COMPANY

                                           By:___________________________
                                           Name:_________________________
                                           Title:__________________________


                                           EQUITABLE LIFE INSURANCE COMPANY
                                           OF IOWA

                                           By:___________________________
                                           Name:_________________________
                                           Title:__________________________


                                           USG ANNUITY & LIFE INSURANCE COMPANY

                                           By:___________________________
                                           Name:_________________________
                                           Title:__________________________



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                                           GOLDEN AMERICAN LIFE INSURANCE
                                           COMPANY


                                           By:___________________________
                                           Name:_________________________
                                           Title:__________________________

                                           FIRST COLUMBINE LIFE INSURANCE
                                           COMPANY

                                           By:___________________________
                                           Name:_________________________
                                           Title:__________________________


                                           LIFE INSURANCE COMPANY OF GEORGIA


                                           By:___________________________
                                           Name:_________________________
                                           Title:__________________________

                                           SOUTHLAND LIFE INSURANCE COMPANY

                                           By:___________________________
                                           Name:_________________________
                                           Title:__________________________


                                           SECURITY LIFE OF DENVER INSURANCE
                                           COMPANY

                                           By:___________________________
                                           Name:_________________________
                                           Title:__________________________


                                           MIDWESTERN UNITED LIFE INSURANCE
                                           COMPANY

                                           By:___________________________
                                           Name:_________________________
                                           Title:__________________________

                                           UNITED LIFE & ANNUITY INSURANCE
                                           COMPANY

                                           By:___________________________
                                           Name:_________________________
                                           Title:__________________________


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                                    EXHIBIT A
                                    ---------

                              ADDRESSES FOR NOTICE
                              --------------------

       ING North America Insurance Corporation
       Attention:  President
       5780 Powers Ferry Road, NW
       Atlanta, Georgia 30327

       Ameribest Life Insurance Company
       Attention:  President
       909 Locust Street
       Des Moines, Iowa 50309

       Equitable Life Insurance Company of Iowa
       Attention:  President
       909 Locust Street
       Des Moines, Iowa 50309

       USG Annuity & Life Company
       Attention:  President
       909 Locust Street
       Des Moines, Iowa 50309

       Golden American Life Insurance Company
       Attention:  President
       1475 Dunwoody Drive
       West Chester, Pennsylvania 19380

       First Columbine Life Insurance Company
       Attention:  President
       1290 Broadway
       Denver, Colorado 80203

       Life Insurance Company of Georgia
       Attention:  President
       5780 Powers Ferry Road, NW
       Atlanta, Georgia 30327

       Southland Life Insurance Company
       Attention:  President
       5780 Powers Ferry Road, NW
       Atlanta, Georgia 30327

       Security Life of Denver Insurance Company
       Attention:  President
       1290 Broadway
       Denver, Colorado 80203


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       Midwestern United Life Insurance Company
       Attention:  President
       1290 Broadway
       Denver, Colorado 80203

       United Life & Annuity Insurance Company
       Attention:  President
       909 Locust Street
       Des Moines, Iowa 50309

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